SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                CURRENT REPORT


       Pursuant to Section 13 or 15(d) of the Securities Exchange Act
                                   of 1934


        Date of Report (Date of earliest event reported) July 12, 2000


                        DIALYSIS CORPORATION OF AMERICA
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

           Florida                  0-8527               59-1757642
----------------------------     -----------         -------------------
(State or other jurisdiction     (Commission           (IRS Employer
      of incorporation)          File Number)        Identification No.)

      27 Miller Avenue, Lemoyne, Pennsylvania            17043
     ----------------------------------------         ----------
     (Address of principal executive offices)         (Zip Code)

      Registrant's telephone number, including area code (717) 730-6164
                                                         --------------

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Item 5.  Other Events

     On July 12, 2000, the Company made a $140,000 loan at 10% per annum interest to MainStreet IPO.com Inc. ("MainStreet") for working capital purposes. The term of the loan is the earlier of July 11, 2001, or the failure of the Company's public shareholders to have approved the proposed merger with MainStreet on or prior to November 1, 2000. The loan is convertible into common stock of MainStreet at $1.23 per share, subject to certain adjustments, and is secured by 300,000 shares of Linux Global Partners, Inc. ("Linux") owned by MainStreet, which is being held in escrow. Any indebtedness of MainStreet to any of its affiliates, currently there is a $1,300,000 loan due to Joseph M. Salvani, Chairman of the Board, Chief Executive Officer and President of MainStreet, is subordinated to the loan of the Company.

     As previously reported, the Company had entered into a merger agreement with MainStreet in October, 1999, pursuant to which the Company would become a wholly-owned subsidiary of MainStreet, with shareholders of the Company receiving MainStreet common stock. Immediately prior to the merger, the Company will be selling all of its assets and operations to and having its liabilities assumed by a subsidiary of its parent, Medicore, Inc. ("Medicore"
 or the "Parent").

     The Company has incorporated into MainStreet's registration statement filed with the SEC in February, 2000, its proxy statement for submission to the public shareholders of the Company to approve the proposed merger with MainStreet and sale of the dialysis operations to Medicore. However, there may not be any solicitation of shareholders until the SEC declares the MainStreet registration effective. The staff of the SEC had provided substantial comments to that registration statement, and advised MainStreet that its initial advertising and proposed operations required MainStreet to have been registered as a broker-dealer. The delay in amending the regis-tration and proceeding with the proposed transactions is due to MainStreet's ongoing dialogue with the staff to insure its proposed operations are in compliance with federal securities laws. There is no assurance that MainStreet's proposed business plans will satisfy the SEC staff's concerns.

     There can also be no assurance that the proposed sale of the Company's operations to its Parent and the merger with MainStreet will be presented to the Company's shareholders, since the proxy statement is part of MainStreet's registration statement, which has to be amended and re-filed with adequate responses to the SEC's comments, and which registration statement is subject to being declared effective by the SEC.

     There are a variety of related party transactions. Thomas K. Langbein, Chairman of the Board and Chief Executive Officer of the Company and Medicore, of which Parent company he is also the President, is the sole owner and principal of Todd & Company, Inc. ("Todd"), a small broker-dealer registered with the SEC, which had an agreement with MainStreet pursuant to which it received slightly less than 10% of the equity in MainStreet. Mr. Langbein, together with the other officers and directors of the Company and Medicore, have received registration rights with respect to their MainStreet shares that they presently own, which is only Mr. Langbein, as well as shares they are to receive pursuant to the proposed merger transaction if approved by shareholders of the Company. Certain officers and directors of the Company and Medicore have options to acquire the Company's common stock, which will be exchangeable into MainStreet common stock, at prices below current market prices, and may exercise certain substantial portions of those options with long-term promissory notes consistent with terms of the options or options plans, which in past experience the Company and its Parent have forgiven.

     In the first quarter of this year, Medicore acquired an 8% interest in Linux, and loaned that company $2,000,000 at 10% annual interest. Medicore borrowed the funds from the Company for its loan to Linux. Mr. Langbein became a director of Linux in January, 2000.

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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

     (a) Financial Statements of Businesses Acquired

         Not Applicable

     (b) Pro Forma Financial Information

         Not Applicable

     (c) Exhibits

         (99) Additional Exhibits

             (i) Loan and Security Agreement between the Company and MainStreet IPO.com Inc. dated July 12, 2000.
             (ii) Secured Convertible Promissory Note for $140,000 issued to the Company by MainStreet IPO.com Inc. dated July 12, 2000.
             (iii) Subordination Agreement among the Company, MainStreet
                   IPO.com Inc., and Joseph M. Salvani dated July 12, 2000.
             (iv) Escrow Agreement between and among the Company, MainStreet IPO.com Inc. and Lawrence E. Jaffe, Esq. dated July 12, 2000.

                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   DIALYSIS CORPORATION OF AMERICA

                                      /s/ Thomas K. Langbein
                                   By-----------------------------------
                                      THOMAS K. LANGBEIN, Chairman
                                      of the Board and Chief Executive
                                      Officer

Dated:  July 19, 2000

                             EXHIBIT INDEX

(99) Additional Exhibits

     (i) Loan and Security Agreement between the Company and MainStreet IPO.com Inc. dated July 12, 2000.

     (ii) Secured Convertible Promissory Note for $140,000 issued to the Company by MainStreet IPO.com Inc. dated July 12, 2000.

     (iii) Subordination Agreement among the Company, MainStreet IPO.com Inc., and Joseph M. Salvani dated July 12, 2000.

     (iv) Escrow Agreement between and among the Company, MainStreet IPO.com Inc. and Lawrence E. Jaffe, Esq. dated July 12, 2000.